    As filed with the Securities and Exchange Commission on April 25, 2001
                                                       Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                            -----------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                  CATERPILLAR FINANCIAL SERVICES CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                               37-1105865
    (State of other jurisdiction of      (I.R.S. EmployerIdentification No.)
    incorporation or organization)

             2120 West End Avenue, Nashville, Tennessee 37203-0001
                                (615) 341-1000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -----------------------

                                 PAUL J. GAETO
                             2120 West End Avenue
                        Nashville, Tennessee 37203-0001
                                (615) 341-1000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
             LESLIE P. JAY                     ROBERT E. BUCKHOLZ, JR.
  Orrick, Herrington & Sutcliffe LLP             Sullivan & Cromwell
          400 Sansome Street                       125 Broad Street
    San Francisco, California 94111            New York, New York 10004

                            -----------------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                           ---------
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                          ---------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

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
  Title of Each Class                      Proposed Maximum  Proposed Maximum
  of Securities to be      Amount to be     Offering Price       Aggregate         Amount of
       Registered           Registered        per Unit**     Offering Price**  Registration Fee
-----------------------------------------------------------------------------------------------
Debt Securities........   $4,000,000,000*       100%**       $4,000,000,000***    $1,000,000
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

* Or, if any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price equivalent to $4,000,000,000 at the time of initial offering, or (ii) at an original issue discount, such as greater principal amount as shall result in proceeds to the registrant of $4,000,000,000.
**  Estimated solely for the purpose of calculating the registration fee.
*** Exclusive of accrued interest, if any.

                            -----------------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED APRIL 25, 2001

PROSPECTUS

                   Caterpillar Financial Services Corporation

                                Debt Securities


                              ------------------


   We may from time to time sell up to $4,000,000,000 aggregate initial offering price of our debt securities. The debt securities may consist of debentures, notes or other types of unsecured debt. We will provide the specific terms of these securities in supplements to this prospectus. The debt securities are solely our obligations and are not guaranteed by Caterpillar Inc. You nor we may use this prospectus to carry out sales of debt securities unless it is accompanied by a prospectus supplement.


                              ------------------


   These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                              ------------------


                                April    , 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Caterpillar Financial Services Corporation.................................   3
Use of Proceeds............................................................   3
Ratios of Profit to Fixed Charges..........................................   3
Description of Debt Securities We May Offer................................   3
Plan of Distribution.......................................................   9
Validity of Debt Securities We May Offer...................................  10
Experts....................................................................  10
Where You Can Find More Information........................................  10

                  CATERPILLAR FINANCIAL SERVICES CORPORATION

     Caterpillar Financial Services Corporation is a wholly owned finance subsidiary of Caterpillar Inc. We provide retail financing alternatives to customers and dealers around the world for Caterpillar Inc. and non-competitive related equipment, provide wholesale financing to Caterpillar Inc. dealers and purchase short-term dealer receivables from Caterpillar Inc. We emphasize prompt and responsive service and offer various financing plans to meet customer requirements, increase Caterpillar Inc. sales and generate financing income.

     We are a Delaware corporation that was incorporated in 1981 and are the successor to a company formed in 1954. Our principal executive office is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001 and our telephone number is (615) 341-1000. Unless the context otherwise indicates, the terms "Caterpillar Financial," "we," "us" or "our" mean Caterpillar Financial Services Corporation and its wholly owned subsidiaries, and the term "Caterpillar" means Caterpillar Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

     We will use net proceeds from the sale of the debt securities for the financing of future sales and leasing transactions, for customer and dealer loans and for other corporate purposes. We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of such indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

                       RATIOS OF PROFIT TO FIXED CHARGES

     Our ratios of profit to fixed charges for each of the years ended December 31, 1996 through 2000 and for the quarters ended March 31, 2000 and 2001 are as follows:

Quarter Ended
March 31,             Year Ended December 31,
---------             -----------------------
2001    2000          2000   1999   1998    1997   1996
----    ----          ----   ----   ----    ----   ----
1.40    1.35          1.33   1.35   1.35    1.39   1.36

     For the purpose of calculating this ratio, profit consists of income before income taxes plus fixed charges. Profit is reduced by our equity in profit of certain partnerships in which we participate. Fixed charges consist of interest on borrowed funds (including any amortization of debt discount, premium and issuance expense) and a portion of rentals representing interest.

                  DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

     As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the "indenture." The indenture is a contract, dated as of April 15, 1985, as supplemented, between us and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under "Events of Default and Notices." Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

     The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture is an exhibit to our registration statement. See "Where You Can Find More Information" for information on how to obtain a copy.

     We may issue as many distinct series of debt securities under the indenture as we wish. The indenture does not limit the aggregate principal amount of debt securities which we may issue. This section summarizes all the material terms of the debt securities that are common to all series (unless otherwise indicated in the prospectus supplement relating to a particular series). Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning for only the more important of those terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement.

     Our obligations, as well as the obligations of the trustee, run only to persons who are registered as holders of debt securities. Investors who hold debt securities in accounts at banks, brokers, or other financial intermediaries or depositaries will not be recognized by us as registered holders of debt securities. Accordingly, any right that holders may have under the indenture must be exercised through such intermediaries or depositaries.

     We may issue the debt securities as "original issue discount securities," which will be offered and sold at a substantial discount below their stated principal amount. (section 101) The prospectus supplement relating to such original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to the debt securities being offered. The prospectus supplement relating to the debt securities being offered will also describe any special considerations and certain special United States federal tax considerations applicable to such debt securities.

     In addition, certain material financial, legal and other terms of the offered debt securities are described in the prospectus supplement relating to the debt securities being offered. Those terms may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the offered debt securities described in the prospectus supplement. The prospectus supplement relating to the offered debt securities is attached to the front of this prospectus.

Terms

     The prospectus supplement relating to the series of debt securities being offered will provide the following terms:

 . the title of the offered debt securities;

 . any limit on the aggregate principal amount of the offered debt securities;

 . the date or dates on which the principal of the offered debt securities will be payable;

 . the rate or rates per annum at which the offered debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which such interest will accrue;

 . the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

 . the place or places where principal of (and premium, if any) and interest on offered debt securities shall be payable;

 . any mandatory or optional sinking fund or analogous provisions;

 . if applicable, the price at which, the periods within which and the terms and conditions upon which the offered debt securities may, pursuant to any optional redemption provisions, or must, pursuant to any mandatory redemption provisions, be redeemed;

 . if applicable, the terms and conditions upon which the offered debt securities may be repayable prior to final maturity at the option of the holder (which option may be conditional);

 . the portion of the principal amount of the offered debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

 . the currency or currencies, including composite currencies, in which principal of (and premium, if any) and interest may be payable (which may be other than those in which the offered debt securities are stated to be payable);

 . any index pursuant to which the amount of payments of principal of (and premium, if any) or interest may be determined;

 . whether all or any part of the offered debt securities will be issued in the form of a global security or securities and, if so, the depositary for, and other terms relating to, such global security or securities; and

 . any other terms of the offered debt securities. (section 301)

     Unless otherwise indicated in the attached prospectus supplement, the offered debt securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (section
302) No service charge will be made for any transfer or exchange of the offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (section 305)

     The debt securities are not secured by any of our property or assets.

Certain Restrictions

   Support Agreement. We have a support agreement with Caterpillar which provides, among other things, that Caterpillar will:

 . remain directly or indirectly, our sole owner;

 . ensure that we will maintain a tangible net worth of at least $20 million;

 . permit us to use (and we are required to use) the name "Caterpillar" in the conduct of our business; and

 . ensure that we maintain a ratio of earnings and interest expense (as defined) to interest expense of not less than 1.15 to 1.

     The indenture provides that we:

 . will observe and perform in all material respects all of our covenants or agreements contained in the support agreement;

 . to the extent possible, will cause Caterpillar to observe and perform in all material respects all covenants or agreements of Caterpillar contained in the support agreement; and

 . will not waive compliance under, amend in any material respect or terminate the support agreement; provided, however, that the support agreement may be amended if such amendment would not have a material adverse effect on the holders of any outstanding debt securities of any series or if the holders of at least 66-2/3% in principal amount of the outstanding debt securities of each series so affected (excluding from the amount so outstanding and from such holders, the holders of such series who are not so affected) shall waive compliance with the provisions of this section insofar as it relates to such amendment. (section 1004)

   Restrictions on Liens and Encumbrances. We will not create, assume or guarantee any secured debt without making effective provision for securing the debt securities (and, if we shall so determine, any other indebtedness of ours or guaranteed by us), equally and ratably with such secured debt. The term "secured debt" shall mean indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any of our property of any character. This covenant does not apply to debt secured by:

 . certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by us;

 . mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by us;

 . mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time such corporation is merged into or consolidated with us or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us;

 . mortgages, including mortgages, pledges, liens, security interests or encumbrances, on our property in favor of the United States of America, any state thereof or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages;

 . any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing four items; or

 . any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by us to one or more of our wholly owned subsidiaries.

     Notwithstanding the above, we may, without securing the debt securities, create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed 5% of the consolidated net tangible assets. (sections 101 and 1005)

     The indenture provides that we shall not consolidate or merge with, and shall not convey, transfer or lease our property, substantially as an entirety, to, another corporation if as a result thereof any of our properties or assets would become subject to a lien or mortgage not permitted by the terms of the indenture unless effective provision shall be made to secure the debt securities equally and ratably with (or prior to) all indebtedness thereby secured. (section 801)

     The term "consolidated net tangible assets" means, as of any particular time, the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in our and our subsidiaries' most recent consolidated financial statements prepared in accordance with generally accepted accounting principles. The term "subsidiary," as used in this section, means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by us or by one or more other corporations more than 50% of the outstanding stock of which is similarly owned or controlled. (section 101)

The Trustee

     The indenture contains certain limitations on the right of the trustee, as a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (section 613) In addition, the trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of a default under the indenture the trustee is a creditor of ours.

Events of Default and Notices

     The following events are defined in the indenture as "events of default" with respect to debt securities of any series:

 . failure to pay principal of or premium, if any, on any debt security of that series when due;

 . failure to pay any interest on any debt security of that series when due, continued for 60 days;

 . failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

 . default in the performance, or breach, of any term or provision of those covenants contained in the indenture that are described under "Certain Restrictions--Support Agreement";

 . failure to perform any of our other covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice given to us by the trustee or the holders of at least 25% in principal amount of the debt securities outstanding and affected thereby;

 . Caterpillar or one of its wholly owned subsidiaries shall at any time fail to own all of the issued and outstanding shares of our capital stock;

 . default in payment of principal in excess of $10,000,000 or acceleration of any indebtedness for money borrowed in excess of $10,000,000 by us (including a default with respect to debt securities of any series other than that series), if such indebtedness has not been discharged or become no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the outstanding debt securities of such series;

 . certain events in bankruptcy, insolvency or reorganization of us;

 . certain events in bankruptcy, insolvency or reorganization of Caterpillar or one of its subsidiaries if such events affect any significant part of our assets or those of any of our subsidiaries; and

 . any other event of default provided with respect to debt securities of such series. (section 501)

     If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences. (section 502)

     Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due on acceleration upon the occurrence of an event of default and its continuation.

     The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities. (section 602)

     We will be required to furnish to the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (section 1006)

     The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults. (sections 512 and 513)

     Under the indenture, record dates may be set for certain actions to be taken by the holders with respect to events of default, declaring an acceleration, or rescission and annulment thereof, the direction of the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee or waiving any default. (sections 501, 502, 512 and 513)

     The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder,

 . the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof; and

 . the principal amount of a debt security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined on the basis of the rate of exchange on the business day immediately preceding the date of our original issuance of such debt security in good faith, of the principal amount of such debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined based on the rate of exchange prevailing on the business day immediately preceding the date of original issuance of such debt security, of the amount determined as provided in the first item above). (section 101)

     The indenture provides that in case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (section 601) Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (section 603)

     The occurrence of an event of default under the indenture may give rise to a cross-default under other series of debt securities issued under the indenture and other indebtedness of ours which may be outstanding from time to time.

Modification of the Indenture

     Modifications and amendments of the indenture may be made by us and the trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without a consent of each holder of such debt securities affected thereby:

 . change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

 . reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

 . change the place or currency of payment of principal or (or premium, if any) or interest, if any, on any such debt security;

 . impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

 . reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

 . modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for certain actions of the holders with respect to consenting to any amendment. (Section 902)

                              PLAN OF DISTRIBUTION

     We may sell the debt securities through underwriters or dealers or directly to one or more purchasers. Any such underwriter or agent involved in the offer and sale of the debt securities will be named in the related prospectus supplement. The underwriters or agents may include one or more of Chase Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

     Underwriters or agents may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the debt securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

     The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in such debt securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

     Any underwriters or agents participating in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts and commissions they receive and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters or agents to indemnify them against or provide contribution toward certain civil liabilities, including liabilities under the Securities Act.

     In addition certain of the underwriters or agents and their associates may be customers of, engage in transactions with, lend money to and perform services for, us in the ordinary course of their businesses.

                    VALIDITY OF DEBT SECURITIES WE MAY OFFER

     The validity of debt securities will be passed upon by Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, our counsel, and, unless otherwise indicated in a prospectus supplement relating to the offered debt securities, by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, counsel for the underwriters or agents.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and Caterpillar each file annual, quarterly and special reports, proxy statements (Caterpillar only) and other information with the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings (file number 001-11241) and the filings of Caterpillar (file number 001-00768) are also available to the public at the SEC's web site at http://www.sec.gov. You may also read any copy of these documents concerning us at the offices of the New York Stock Exchange and these documents concerning Caterpillar at the offices of the New York, Chicago or Pacific Stock Exchanges.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as all of the securities covered by this prospectus have been sold.

     You may request a copy of these filings, at no cost, by writing or telephoning as follows:

 Caterpillar Financial Services Corporation
 2120 West End Avenue
 Nashville, Tennessee 37203-0001
 Attn: Legal Department
 Telephone: (615) 341-1000

     You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and the accompanying prospectus supplement or any sale of the debt securities. Additional updating information with respect to the matters discussed in this prospectus and the accompanying prospectus supplement may be provided in the future by means of appendices or supplements to this prospectus and the accompanying prospectus supplement or other documents including those incorporated by reference.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is an itemized statement of expenses of Caterpillar Financial in connection with the issue of the Debt Securities.

    Registration fee................................................ $1,000,000
    Rating Agency fees..............................................    750,000
    Fees and expenses of Trustee....................................     40,000
    Printing expenses...............................................     20,000
    Accountants' fees and expenses..................................     12,000
    Counsel fees and expenses.......................................     85,000
    Miscellaneous...................................................     17,000
                                                                     ----------
      Total......................................................... $1,924,000
                                                                     ==========

     All except the first of the foregoing amounts are estimates.

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware Corporation Law authorizes indemnification of officers and Directors of Caterpillar Financial under certain circumstances.

     Insurance carried by Caterpillar Inc. provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) Caterpillar Inc. or Caterpillar Financial may be required or permitted to pay as indemnities to Caterpillar Financial's Directors or officers for claims made against them, and
(b) individual Directors, officers and certain employees of Caterpillar Financial may become legally obligated to pay as the result of acts committed by them while acting in their corporate or fiduciary capacities.

     The Distribution Agreement provides for the indemnification of officers and Directors of Caterpillar Financial under certain circumstances.

Item 16. Exhibits.

 Exhibit
 Number  Exhibit
 ------- -------
   1.1   Form of Distribution Agreement.
   1.2   Form of Amended and Restated Selling Agent Agreement.
   4.1   Indenture, dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.1 to Caterpillar Financial's
         Registration Statement on Form S-3, Registration No. 33-2246).*
   4.2   First Supplemental Indenture, dated as of May 22, 1986, amending the
         Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.1 to Caterpillar Financial's
         Quarterly Report on Form 10-Q for the quarter ended June 20, 1986,
         Commission File No. 0-13295).

 Exhibit
 Number  Exhibit
 ------- -------
   4.3   Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between Caterpillar
         Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.3 to Caterpillar
         Financial's Current Report on Form 8-K dated April 24, 1987,
         Commission File No. 0-13295).
   4.4   Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between Caterpillar
         Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.3 to Caterpillar
         Financial's Current Report on Form 8-K, dated October 16, 1989,
         Commission File No. 0-13295).
   4.5   Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between Caterpillar
         Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.3 to Caterpillar
         Financial's Current Report on Form 8-K, dated October 29, 1990,
         Commission File No. 0-13295).
   4.6   Support Agreement, dated as of December 21, 1984, between
         Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to Caterpillar Financial's Form 10, as amended, Commission File No. 0-13295).
   4.7   First Amendment to the Support Agreement dated June 14, 1995 between
         Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4 to Caterpillar Financial's Current Report on Form 8-K, dated June 14, 1996, Commission File No. 0-13295).
   4.8   Form of Medium-Term Note (Fixed Rate).
   4.9   Form of Medium-Term Note (Floating Rate).
   5     Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Debt Securities.
  12     Statement Setting Forth Computation of Ratio of Profit to Fixed
         Charges.
  23.1   Consent of Independent Accountants.
  23.2   The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.
  24     Powers of Attorney of Directors and Officers of Caterpillar
         Financial.
  25     Form T-1 Statement of Eligibility and Qualification of U.S. Bank
         Trust National Association.

--------
* The Indenture has previously been qualified in connection with Registration Statement No. 2-96479 (22-13716) and is deemed to be qualified with respect to the Debt Securities registered hereunder.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement;

            provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 25th day of April, 2001.

                                          CATERPILLAR FINANCIAL SERVICES
                                           CORPORATION
                                                      (Registrant)

                                          By:           /s/ Paul J. Gaeto
                                            -----------------------------------
                                                 (Paul J. Gaeto, Secretary)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been duly signed below by the following persons in the capacities indicated on the 25th day of April, 2001.

              Signature                                   Title
              ---------                                   -----

                  *                    President, Director and Principal Executive
______________________________________  Officer
           (James S. Beard)

                  *                    Executive Vice President and Director
______________________________________
          (James R. English)

                  *                    Director
______________________________________
           (James W. Owens)

                  *                    Controller and Principal Accounting Officer
______________________________________
        (Kenneth C. Springer)

                  *                    Treasurer and Principal Financial Officer
______________________________________
          (Edward J. Scott)


*By:       /s/ Paul J. Gaeto
    __________________________________
    (Paul J. Gaeto, Attorney-in-Fact)

                                 EXHIBIT INDEX

 Exhibit
 Number  Exhibit
 ------- -------
   1.1   Form of Distribution Agreement.
   1.2   Form of Amended and Restated Selling Agent Agreement.
   4.1   Indenture, dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.1 to Caterpillar Financial's
         Registration Statement on Form S-3, Registration No. 33-2246).*
   4.2   First Supplemental Indenture, dated as of May 22, 1986, amending the
         Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.1 to Caterpillar Financial's
         Quarterly Report on Form 10-Q for the quarter ended June 20, 1986,
         Commission File No. 0-13295).
   4.3   Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between Caterpillar
         Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.3 to Caterpillar Financial's
         Current Report on Form 8-K dated April 24, 1987, Commission File No.
         0-13295).
   4.4   Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between Caterpillar
         Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.3 to Caterpillar Financial's
         Current Report on Form 8-K, dated October 16, 1989, Commission File
         No. 0-13295).
   4.5   Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between Caterpillar
         Financial and Morgan Guaranty Trust Company of New York, as Trustee
         (incorporated by reference from Exhibit 4.3 to Caterpillar Financial's
         Current Report on Form 8-K, dated October 29, 1990, Commission File
         No. 0-13295).
   4.6   Support Agreement, dated as of December 21, 1984, between Caterpillar
         Financial and Caterpillar Inc. (incorporated by reference from Exhibit
         4.2 to Caterpillar Financial's Form 10, as amended, Commission File
         No. 0-13295).
   4.7   First Amendment to the Support Agreement dated June 14, 1995 between
         Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4 to Caterpillar Financial's Current Report on Form 8-K,
         dated June 14, 1996, Commission File No. 0-13295).
   4.8   Form of Medium-Term Note (Fixed Rate).
   4.9   Form of Medium-Term Note (Floating Rate).
   5     Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Debt Securities.
  12     Statement Setting Forth Computation of Ratio of Profit to Fixed
         Charges.
  23.1   Consent of Independent Accountants.
  23.2   The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.
  24     Powers of Attorney of Directors and Officers of Caterpillar Financial.
  25     Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust
         National Association.

--------
* The Indenture has previously been qualified in connection with Registration Statement No. 2-96479 (22-13716) and is deemed to be qualified with respect to the Debt Securities registered hereunder.